Q1 FY25 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5's Alignment with Hybrid Multicloud Trends Contributes to Record First Quarter
Results with 11% Revenue Growth, Including 22% Software Revenue Growth
and 18% Systems Revenue Growth

SEATTLE, WA - January 28, 2025 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its first quarter fiscal year 2025 for the period ended December 31, 2024.
“F5’s alignment with significant secular trends, a more stable IT spending environment, and our strong execution led to another record quarter,” said François Locoh-Donou, F5’s President and CEO. “Our first quarter revenue of $766 million reflects 11% growth year over year and includes a 22% increase in software revenue and 18% systems revenue growth from the first quarter of fiscal year 2024.”
"We are seeing new opportunities emerge in two main areas: hybrid multicloud and AI,” continued Locoh-Donou. “F5’s innovation in anticipation of widespread hybrid multicloud adoption means we can simplify the crushing complexity of these environments in ways competitors cannot and is leading to new revenue potential. Additionally, our unique ability to rapidly and securely move the large amounts of enterprise data necessary for AI inferencing and retrieval augmented generation positions F5 as a crucial player as businesses start to implement AI on a large scale."
First Quarter Performance Summary
First quarter fiscal year 2025 revenue totaled $766 million, compared with $693 million in the first quarter of fiscal year 2024. Software revenue of $209 million grew 22% and systems revenue of $160 million grew 18% from the year-ago period. Global services revenue of $398 million grew 3% from the year-ago period.
GAAP gross profit for the first quarter of fiscal year 2025 was $626 million, representing GAAP gross margin of 81.7%. This compares with GAAP gross profit of $556 million in the year-ago period, which represented GAAP gross margin of 80.3%. Non-GAAP gross profit for the first quarter of fiscal year 2025 was $643 million, representing non-GAAP gross margin of 83.9%. This compares with non-GAAP gross profit of $575 million in the year-ago period, which represented non-GAAP gross margin of 83.1%.
GAAP operating profit for the first quarter of fiscal year 2025 was $205 million, representing GAAP operating margin of 26.8%. This compares with GAAP operating profit of $165 million in the year-ago period, which represented GAAP operating margin of 23.8%. Non-GAAP operating profit for the period was $286 million, representing non-GAAP operating margin of 37.4%. This compares to non-GAAP operating profit of $246 million in the year-ago period, which represented non-GAAP operating margin of 35.5%.
GAAP net income for the first quarter of fiscal year 2025 was $166 million, or $2.82 per diluted share compared to $138 million, or $2.32 per diluted share, in the first quarter of fiscal year 2024. Non-GAAP net income for the first quarter of fiscal year 2025 was $227 million, or $3.84 per diluted share, compared to $205 million, or $3.43 per diluted share, in the first quarter of fiscal year 2024.

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Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q1 FY2025	Q1 FY2024	($ in millions except EPS)	Q1 FY2025	Q1 FY2024
Revenue	$766	$693
Gross profit	$626	$556	Gross profit	$643	$575
Gross margin	81.7%	80.3%	Gross margin	83.9%	83.1%
Operating profit	$205	$165	Operating profit	$286	$246
Operating margin	26.8%	23.8%	Operating margin	37.4%	35.5%
Net income	$166	$138	Net income	$227	$205
EPS	$2.82	$2.32	EPS	$3.84	$3.43
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the second quarter of fiscal year 2025, F5 expects to deliver revenue in the range of $705 million to $725 million, with non-GAAP earnings in the range of $3.02 to $3.14 per diluted share.
For fiscal year 2025, F5 raised its revenue growth expectations to 6% to 7% growth from fiscal year 2024, up from its prior guidance of 4% to 5% growth. The company also raised its fiscal year 2025 non-GAAP earnings per share expectations to reflect 6.5% to 8.5% growth over fiscal year 2024, up from its prior guidance of 5% to 7% growth. On a tax-neutral basis, the midpoint of F5’s fiscal year 2025 non-GAAP earnings per share guidance reflects better than 10% growth year over year.

All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, January 28, 2025, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, F5’s alignment with significant secular trends, that opportunities are emerging in hybrid multicloud and AI, F5's innovation in anticipation of widespread hybrid multicloud adoption means we can simplify the crushing complexity of these environments in ways competitors cannot and is leading to new revenue potential, F5’s unique ability to rapidly and

Q1 FY25 Earnings Release	Page 3 of 5
securely move the large amounts of enterprise data necessary for AI inferencing and retrieval augmented generation positions F5 as a crucial player as businesses start to implement AI on a large scale, the Company’s future financial performance including revenue, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.

Q1 FY25 Earnings Release	Page 4 of 5
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multicloud application security and delivery company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure every app — on premises, in the cloud, or at the edge. F5 enables businesses to continuously stay ahead of threats while delivering exceptional, secure digital experiences for their customers. For more information, go to f5.com. (NASDAQ: FFIV)

Q1 FY25 Earnings Release	Page 5 of 5
You can also follow @F5 on X (Twitter) or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2024	2024
ASSETS
Current assets
Cash and cash equivalents	$1,150,907	$1,074,602
Accounts receivable, net of allowances of $4,955 and $4,585	484,989	389,024
Inventories	73,239	76,378
Other current assets	632,893	569,467
Total current assets	2,342,028	2,109,471
Property and equipment, net	149,979	150,943
Operating lease right-of-use assets	198,206	178,180
Long-term investments	11,177	8,580
Deferred tax assets	378,334	365,951
Goodwill	2,312,362	2,312,362
Other assets, net	508,555	487,517
Total assets	$5,900,641	$5,613,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$53,611	$67,894
Accrued liabilities	316,369	300,076
Deferred revenue	1,217,664	1,121,683
Total current liabilities	1,587,644	1,489,653
Deferred tax liabilities	7,702	7,179
Deferred revenue, long-term	728,596	676,276
Operating lease liabilities, long-term	242,872	215,785
Other long-term liabilities	98,076	94,733
Total long-term liabilities	1,077,246	993,973
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 58,132 and 58,094 shares issued and outstanding	9,461	5,889
Accumulated other comprehensive loss	(24,199)	(20,912)
Retained earnings	3,250,489	3,144,401
Total shareholders’ equity	3,235,751	3,129,378
Total liabilities and shareholders’ equity	$5,900,641	$5,613,004

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2024	2023
Net revenues
Products	$368,497	$305,859
Services	397,992	386,738
Total	766,489	692,597
Cost of net revenues (1)(2)(3)(4)
Products	82,836	82,708
Services	57,674	53,681
Total	140,510	136,389
Gross profit	625,979	556,208
Operating expenses (1)(2)(3)(4)
Sales and marketing	206,035	198,927
Research and development	130,518	119,575
General and administrative	73,023	64,718
Restructuring charges	11,321	8,472
Total	420,897	391,692
Income from operations	205,082	164,516
Other income, net	3,962	9,882
Income before income taxes	209,044	174,398
Provision for income taxes	42,599	36,016
Net income	$166,445	$138,382

Net income per share — basic	$2.85	$2.34
Weighted average shares — basic	58,305	59,122

Net income per share — diluted	$2.82	$2.32
Weighted average shares — diluted	59,058	59,653

Non-GAAP Financial Measures
Net income as reported	$166,445	$138,382
Stock-based compensation expense	57,908	56,002
Amortization and impairment of purchased intangible assets	10,143	14,315
Facility-exit costs	1,220	1,538
Acquisition-related charges	691	801
Restructuring charges	11,321	8,472
Tax effects related to above items	(20,756)	(14,783)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$226,972	$204,727

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$3.84	$3.43

Weighted average shares - diluted	59,058	59,653

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,400	$7,684
Sales and marketing	21,167	21,596
Research and development	16,481	16,018
General and administrative	12,860	10,704
	$57,908	$56,002

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,284	$11,233
Sales and marketing	718	2,788
Research and development	94	94
General and administrative	47	200
	$10,143	$14,315

(3) Includes facility-exit costs as follows:
Cost of net revenues	$124	$156
Sales and marketing	414	483
Research and development	364	542
General and administrative	318	357
	$1,220	$1,538

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$—	$20
Sales and marketing	—	65
Research and development	500	153
General and administrative	191	563
	$691	$801

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2024	2023
Operating activities
Net income	$166,445	$138,382
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	57,908	56,002
Depreciation and amortization	22,666	29,266
Non-cash operating lease costs	7,943	8,392
Deferred income taxes	(11,944)	(11,203)
Other	1,623	722
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(98,188)	(58,713)
Inventories	3,139	34
Other current assets	(57,069)	(32,164)
Other assets	(34,544)	2,949
Accounts payable and accrued liabilities	6,554	(13,447)
Deferred revenue	148,300	54,990
Lease liabilities	(10,051)	(9,892)
Net cash provided by operating activities	202,782	165,318
Investing activities
Purchases of investments	(1,900)	(1,000)
Maturities of investments	—	2,913
Purchases of property and equipment	(8,073)	(9,048)
Net cash used in investing activities	(9,973)	(7,135)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	23,695	21,876
Payments for repurchase of common stock, including excise taxes	(125,010)	(150,018)
Taxes paid related to net share settlement of equity awards	(13,368)	(6,830)
Net cash used in financing activities	(114,683)	(134,972)
Net increase in cash, cash equivalents and restricted cash	78,126	23,211
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,568)	2,264
Cash, cash equivalents and restricted cash, beginning of period	1,078,340	800,835
Cash, cash equivalents and restricted cash, end of period	$1,152,898	$826,310
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$10,851	$12,982
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$35,084	$4,846